                                 EXHIBIT (4)(c)
                                 --------------

                                    FORM OF
                          ASSIGNMENT AND ASSUMPTION OF
                            AND AMENDMENT #1 TO THE
                               DEPOSIT AGREEMENT

 This Assignment and Assumption of and Amendment #1 to the Deposit Agreement (this "Agreement") is made as of this ______ day of ________________, 199__, by and among Boatmen's Bancshares, Inc., a corporation duly organized and existing under the laws of the State of Missouri ("Boatmen's"), Acquisition Sub, Inc., a corporation duly organized and existing under the laws of the State of Kansas and wholly-owned subsidiary of Boatmen's ("Acquisition Sub") and BANK IV, National Association, a national banking association and wholly-owned subsidiary of Acquisition Sub (the "Depositary").

                              W I T N E S S E T H:

 WHEREAS, Fourth Financial Corporation, a corporation formerly duly organized and existing under the laws of the State of Kansas ("Fourth"), the Depositary and the holders of Depositary Receipts (as defined in the Deposit Agreement) were the original parties to that certain Deposit Agreement, dated February 24, 1992 (the "Deposit Agreement"), a copy of which is attached hereto as Exhibit A, which provides for the deposit with the Depositary of shares of Class A Cumulative Convertible Preferred Stock, $100 par value, of Fourth and for the issuance of Depositary Receipts and under which the Depositary acts as registrar, transfer agent and depositary with respect to said Depositary Receipts, all subject to the terms and conditions set forth in the Deposit Agreement; and

 WHEREAS, effective as of the date hereof, Fourth merged (the "Merger") with and into Acquisition Sub pursuant to that certain Agreement and Plan of Merger, dated August 25, 1995, by and among Boatmen's, Acquisition Sub and Fourth (the "Merger Agreement"), under which Merger Acquisition Sub by operation of law assumed the Deposit Agreement and pursuant to which Merger Agreement the Class A Cumulative Convertible Preferred Stock, $100 par value, of Fourth was converted into the right to a like number of shares of Cumulative Convertible Preferred Stock, Series A, $100 stated value, of Boatmen's; and

 WHEREAS, the parties hereto desire that Acquisition Sub assign and Boatmen's assume the rights, privileges, duties and obligations that Acquisition Sub acquired from Fourth under the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit Agreement, as amended herein; and

 WHEREAS, the parties hereto desire to amend the Deposit Agreement as set forth herein.

 NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

                           ASSIGNMENT AND ASSUMPTION

     SECTION 1.01.  ASSIGNMENT.  Acquisition Sub hereby assigns to Boatmen's all
                    ----------
of the rights, privileges, duties and obligations that Acquisition Sub acquired from Fourth under the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit Agreement, as amended herein.

     SECTION 1.02.  ASSUMPTION.  Boatmen's hereby assumes from Acquisition Sub
                    ----------
all of the rights, privileges, duties and obligations that Acquisition Sub acquired from Fourth under the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit Agreement, as amended herein.

                                 AMENDMENT #1

     The Deposit Agreement is hereby amended as follows:

     SECTION 2.01.  AMENDED DEFINITIONS.  Article I of the Deposit Agreement is
                    -------------------
hereby amended as follows:

          a. The definition of "Common Stock" is hereby amended to read as follows:

               "The term "Common Stock" shall mean the common stock, par value $1.00 per share, of the Company or any security into which the Common Stock may be converted."

          b.   The definition of "Company" is hereby amended to read as follows:

               "The term "Company" shall mean Boatmen's Bancshares, Inc., incorporated under the laws of the State of Missouri and its successors."

          c. The definition of "Registration Statement" is hereby amended to read as follows:

               "The term "Registration Statement" shall mean the Registration Statement on Form S-4 of the Company (Registration No. ________), declared effective on ___________________, 199__ relating to, among other things, the offering of the Depositary Shares."

          d.   The definition of "Stock" is hereby amended to read as follows:

               "The term "Stock" shall mean shares of the Company's Cumulative Convertible Preferred Stock, Series A, stated value $100 per share."

     SECTION 2.02.  AMENDED NOTICE PROVISION.  Article VII, Section 7.04,
                    ------------------------
paragraph 1, of the Deposit Agreement is hereby amended to read as follows:

               "Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Company at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63166, attention Corporate Secretary, or at any other place of which the Company has notified the Depositary in writing."

 SECTION 2.03.  AMENDED FORM OF CERTIFICATE OF DESIGNATION.  The Company's Form
                ------------------------------------------
of Certificate of Designation, attached to the original Deposit Agreement as Exhibit A, is hereby replaced as set forth in Exhibit B attached hereto.

 SECTION 2.04.  AMENDED FORM OF DEPOSITARY RECEIPTS.  The Form of Depositary
                -----------------------------------
Receipts, attached to the original Deposit Agreement as Exhibit B, is hereby replaced as set forth in Exhibit C attached hereto.

 IN WITNESS WHEREOF, Boatmen's, Acquisition Sub and the Depositary have duly executed this Agreement as of the day and year first set forth above.

                    Signatures appear on the following page.

                             BOATMEN'S BANCSHARES, INC.



                             By:
                                ------------------------------
                             Name:
                             Title:



                             ACQUISITION SUB, INC.



                             By:
                                ------------------------------
                             Name:
                             Title:



                             BANK IV, NATIONAL ASSOCIATION



                             By:
                                ------------------------------
                             Name:
                             Title:

                                   EXHIBIT A
                                   ---------

                                    ORIGINAL
                               DEPOSIT AGREEMENT

       [For purposes of this Registration Statement only, Exhibit (4)(b) to this Registration Statement is incorporated herein by reference.]

                                   EXHIBIT B
                                   ---------

                               FORM OF BOATMEN'S
                           CERTIFICATE OF DESIGNATION

       [For purposes of this Registration Statement only, Exhibit (4)(d) to this Registration Statement is incorporated herein by reference.]

                                   EXHIBIT C
                                   ---------

                                    FORM OF
                              DEPOSITARY RECEIPTS

       [For purposes of this Registration Statement only, Exhibit (4)(f) to this Registration Statement is incorporated herein by reference.]


                                      C-1